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                                                                    EXHIBIT 99.2


                                CERTIFICATION OF
                VINCENT J. deSOSTOA, PRINCIPAL FINANCIAL OFFICER
                         OF SEABULK INTERNATIONAL, INC.
                         PURSUANT TO 18 U.S.C. ss. 1350


         The undersigned, being the Principal Financial Officer of Seabulk International, Inc. (the "Company"), does hereby certify that the Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (the "Form 10-Q") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

         A signed original of this written statement has been provided to Seabulk International, Inc. and will be retained by Seabulk International, Inc. and furnished to the Securities and Exchange Commission or it staff upon request.


                                             /s/ VINCENT J. deSOSTOA
                                             --------------------------------
                                             Name: Vincent J. deSostoa
                                             Date: May 14, 2003